Exhibit 10.32

LOAN AGREEMENT

This Agreement is by and among InternetStudios.com, Inc. ("ISTO") a Nevada corporation, and Proximity Capital (the "Lender"), made effective as of July 9, 2003.

BACKGROUND:

ISTO has reached an agreement to acquire RKO Pictures LLC ("RKO"). In addition, ISTO has acquired certain rights to a library of 1500 motion pictures (the "Trocadero Library") from Dominique Bigle and intends to create DVD's from this collection for exploitation worldwide. ISTO is currently raising USD$10.0 million (the "Financing") to complete the acquistion of RKO Pictures and to re-brand the Trocadero Library under the RKO label. It is anticipated that any funds advanced by Lender to ISTO will be repaid from the Financing at the closing, which closing is anticipated to be on or before August 8, 2003.

LOAN:	USD$300,000 ("Loan").
CLOSING DATE:	This agreement is conditioned on the receipt of funds in ISTO's account at the Royal Bank of Canada from Lender of the Loan by no later than Friday, July 10, 2003.
TERMS OF LOAN:

The Loan shall have the following material terms: (1) Interest: 12% per annum (compounded monthly); (2) Term: 1 Year; (3) Borrower may prepay Loan at any time without penalty by providing five (5) business days notice; (4) Lender may convert the Loan into ISTO common stock at lesser of $1.00 or 15% discount to the five day average market price for the five day period immediately preceding the date of conversion. In the event that the Financing does close as anticipated, then the Lenders may elect to be repaid by notice to the Borrower at any time after the closing by providing 7 days written notice to the Borrower.

FEES:

In consideration for the Loan, Lender will earn a Lender's Bonus as follows: ISTO will issue to Lender, or its nominee(s) as soon as practicable 300,000 common shares of ISTO. The shares issued to Lender will be restricted securities as defined under Rule 144 promulgated under the Securities Act of 1933, as amended, but will have "piggy-back" registration rights.

SECURITY:	Borrower shall assign the Promissory Note provided by RKO in the amount of USD$250,000 to Lender pursuant to the Assignment Agreement attached hereto as Schedule "A".
CONFIDENTIALITY	The contents of this Term Sheet are confidential and neither party will disclose any of the contents herein to any other party without the express consent of the other.

Agreed to and accepted July 15, 2003.

InternetStudios.com, Inc.	Lender
/s/ signed	/s/ Geoff Crosby